SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  June 29, 1999

                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.
            ---------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)

                                    Delaware
            ---------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

             0-26682                                   11-3199437
     ------------------------               ------------------------------------
     (Commission File Number)               (I.R.S. Employer Identification No.)

           10 Edison Street East, Amityville, New York       11701
           ----------------------------------------------------------
            (Address of Principal Executive Offices)       (Zip Code)

       Registrant's telephone number, including area code: (516) 842-7600

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

            On June 29, 1999, Technology Flavors & Fragrances, Inc., a Delaware corporation (the "Company"), entered into a Loan and Security Agreement (the "Loan Agreement") with Foothill Capital Corporation ("Foothill") providing for a three year $3,000,000 revolving credit facility (the "Foothill Facility"). The Foothill Facility replaces the Company's existing revolving credit facility with The Chase Manhattan Bank (the "Chase Facility"). At closing, the Company drew down on the Foothill Facility in the amount of approximately $2,185,605 to repay in full all amounts outstanding under the Chase Facility.

            Outstanding borrowings under the Foothill Facility will initially bear interest at a rate of three quarters of one percent (0.75%) in excess of the rate of interest announced from time to time by Norwest Bank Minnesota, N.A., as its reference rate (the "Reference Rate"), subject to certain adjustments based upon the Company's financial performance (the "Interest Rate").

            Borrowings under the Foothill Facility are subject to certain eligibility requirements relating to the Company's receivables and inventories and the discretion of Foothill. Outstanding borrowings are secured by substantially all of the assets of the Company, including the Company's product formulations. During the term of the Foothill Facility, the Company must comply with financial and other covenants contained in the Loan Agreement.

            As part of the Loan Agreement, the Company's wholly-owned subsidiaries, Technology Flavors & Fragrances, Inc., an Ontario corporation, and Technology Flavors & Fragrances S.A., a corporation organized under the laws of the Republic of Chile, agreed to guarantee the Company's obligations under the Loan Agreement pursuant to an Unconditional Guaranty executed by each subsidiary.

            The foregoing descriptions of the Loan Agreement and each Unconditional Guaranty and the transactions contemplated thereby are not intended to be complete and are qualified in their entirety by the complete texts of the Loan Agreement and each Unconditional Guaranty.

Item 7. Exhibits.

      10.1 Loan and Security Agreement, dated as of June 29, 1999, between Technology Flavors & Fragrances and Foothill Capital Corporation.

      10.2 Unconditional Guaranty, dated as of June 29, 1999, between Technology Flavors & Fragrances, Inc. and Foothill Capital Corporation.

      10.3 Unconditional Guaranty, dated as of June 29, 1999, between Technology Flavors & Fragrances S.A. and Foothill Capital Corporation.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  TECHNOLOGY FLAVORS & FRAGRANCES, INC.


                                  By: /s/ Joseph A. Gemmo
                                      ------------------------------------------
                                      Joseph A. Gemmo
                                      Vice President and Chief Financial Officer
Dated: July 16, 1999

                                  EXHIBIT INDEX

  Exhibit                        Description                           Page
  -------                        -----------                           ----

   10.1     Loan and Security Agreement, dated as of June 29,           --
            1999, between Technology Flavors & Fragrances and
            Foothill Capital Corporation.
   10.2     Unconditional Guaranty, dated as of June 29, 1999,          --
            between Technology Flavors & Fragrances, Inc. and
            Foothill Capital Corporation.
   10.3     Unconditional Guaranty, dated as of June 29, 1999,          --
            between Technology Flavors & Fragrances S.A. and
            Foothill Capital Corporation.